UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2017

Global Seed Corporation

(Exact Name of Registrant as Specified in Charter)

Texas	333-177157	27-3028235
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

2386 S. Diary Ashford Ste 502

Houston, Texas 77077

( Address of Principal Executive offices)

Registrant’s telephone number, including area code:(832)-662-4146

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

 Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2017, Global Seed Corporation acquired 100% ownership of high-end jewelry from Tian Jia, our CEO and CFO, valued at $159,900.00. The independent valuation reports were provided by Lastovica Jewelry Appraisal Services at 6222 Richmond , #830, Houston, Texas 77057.

In exchange for the acquisition of high-end jewelry from Tian Jia, our CEO and CFO, Global Seed Corporation ( "the Company") The Board of Directors agreed to issue 44,568 shares of common shares in exchange for Ms. Tian's contribution of high-end jewelry pieces. The number of shares issued is based on fair market value of Global Seed Corporation (ticker symbol: GLBD) for the last 90 days.

Ms. Tian will use her experiences in product developments, marketing skills to make Global Seed Corporation ( " the Company"), a vertically integrated company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Seed Corporation

Dated: July 5, 2017	By:	/s/ Tian Jia
Tian Jia
CEO, CFO, Director